UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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PASSUR AEROSPACE, INC.
(Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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FOR IMMEDIATE RELEASE

Contact: Media:                                            Investor Relations:

Evee Burgard Louis J. Petrucelly

VP MarketingSVP & Chief Financial Officer

(310) 995-0313 (203) 622-4086

eburgard@passur.comlpetrucelly@passur.com

PASSUR® Aerospace, Inc. Announces Changes to the Date and the Format of the 2020 Annual Meeting of Shareholders

Stamford, CT, September 15, 2020 — PASSUR® Aerospace, Inc. (OTC: PSSR) (“PASSUR” or the “Company”), a global leader in digital operational excellence, announced today that, due to the continuing public health concerns relating to the COVID-19 pandemic, the Company’s upcoming 2020 Annual Meeting of Shareholders (the “Annual Meeting”), which was previously announced to be held on Monday, September 21, 2020, at 12:00 p.m., Eastern time, has been postponed.  PASSUR now plans to hold the Annual Meeting on November 30, 2020, at 12:00 p.m., Eastern time.

PASSUR also announced that in order to protect the health and well-being of the Company’s shareholders and employees during the continuing COVID-19 pandemic, the Annual Meeting will be held as a virtual-only meeting conducted via a live Internet webcast.  In connection with the new meeting date, the record date for determining shareholders entitled to notice of, and to vote at, such Annual Meeting (or any adjournment or further postponement thereof) has been changed to the close of business on October 15, 2020.  The Company will mail to its shareholders of record as of such record date proxy materials to be used in connection with the Annual Meeting, which will include instructions and other information for shareholders to pre-register to attend the Annual Meeting, access the virtual meeting website and vote their shares electronically during the meeting.

About PASSUR® Aerospace, Inc.

PASSUR Aerospace, Inc. (OTC: PSSR) (“PASSUR” or the “Company”), a New York corporation founded in 1967, is the operations platform of choice for aviation experts, with a unique combination of global data, decision support, and subject matter expertise offering solutions to improve operational efficiencies. Our platform and people help deliver actionable-data and user-friendly tools to corporate and operations leadership looking for creative ways to debottleneck capacity constraints, react to IROPS, restart operations after an interruption in service, or enhance the efficiency of the daily schedule. Our collaborative framework uniquely enhances data sharing, communications, and decision-making within and between the stakeholders in an operations ecosystem. PASSUR provides its solutions to the largest airlines and airports globally including US, Canada, Europe, and Latin America.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s shareholders in connection the Annual Meeting.  The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a definitive revised proxy statement and accompanying proxy card in connection with the Annual Meeting.  The definitive revised proxy statement will contain important information about the Company, the Annual Meeting and related matters.  Shareholders may obtain a free copy of the definitive revised proxy statement and other documents that the Company files with the SEC (when they become available) on the SEC’s website, at www.sec.gov. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE REVISED PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS (WHEN THEY BECOME AVAILABLE) BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

PASSUR and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting.  Information regarding the Company’s current directors and executive officers, including their names and respective interests in the Company, is included in the Company’s definitive proxy statement on Schedule 14A, which was previously filed with the SEC.  This document, and any and all other documents filed by the Company with the SEC, may be obtained by investors and shareholders free of charge on the SEC’s website at www.sec.gov.